Exhibit 10.19

TRANSITION AND SEPARATION AGREEMENT

TRANSITION AND SEPARATION AGREEMENT dated the 23rd day of October, 2015 (the “Effective Date”) among TRAVELPORT WORLDWIDE, TRAVELPORT, LP (collectively with Travelport Worldwide Limited, “Travelport” or the “Company”)) and KURT EKERT (“Mr. Ekert” and together with Travelport, the “Parties”).

WHEREAS, Mr. Ekert is serving as Travelport’s Executive Vice President and Chief Commercial Officer, pursuant to an employment agreement dated October 21, 2011, as modified by letter agreements dated November 23, 2011 and March 6, 2013, by and between Mr. Ekert and Travelport, LP (collectively, the “2011 Agreement”);

WHEREAS, Mr. Ekert has previously been granted 26,563 time-based restricted share units (“RSUs”), 6,641 (prior to net settlement for required withholding taxes) of which vested on October 15, 2015; 53,125 (at Target, as defined in the LTIP Award Agreement) performance share units (“PSUs”), none of which have previously vested but are eligible to vest on October 15, 2017; and 66,406 Stock Options, 16,602 of which vested on October 15, 2015, pursuant to the Management Equity Award Agreement, effective as of September 25, 2014, by and between Mr. Ekert and Travelport Worldwide Limited (the “LTIP Award Agreement”);

WHEREAS, pursuant to the terms of Travelport Limited’s 2013 Long Term Management Incentive Program, Mr. Ekert has previously been granted certain payments and benefits under a Management Award Agreement, dated as of January 23, 2013, by and between Mr. Ekert and Travelport Limited (the “LTMIP Award Agreement”);

WHEREAS, Mr. Ekert previously received shares in Travelport Worldwide Limited pursuant to the LTMIP Award Agreement as well as awards from Travelport Worldwide Limited, which remain subject to the definitive documentation regarding such awards (collectively, the “Other Awards”);

WHEREAS, the Parties have agreed that Mr. Ekert’s employment with Travelport shall end effective January 1, 2016 (the “Transition Date”);

WHEREAS, the Parties agree that, other than as modified herein, Mr. Ekert’s employment with Travelport shall continue until the Transition Date on the same terms and conditions as are in effect on the Effective Date;

WHEREAS, in connection with his transition, Travelport has agreed to provide Mr. Ekert with certain payments and benefits, as set forth herein;

WHEREAS, Travelport and Mr. Ekert desire to enter into this Transition and Separation Agreement (this “Agreement”) to set forth the Parties’ agreement as to Mr. Ekert’s entitlements and continuing obligations in connection with his transition of employment from Travelport.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the Parties hereto agree as follows:

TRANSITION AND SEPARATION AGREEMENT

Kurt Ekert

October 23, 2015

1.             Capitalized Terms. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the 2011 Agreement.

2.             Continued Employment. The Parties agree that Mr. Ekert’s employment with Travelport shall continue until the Transition Date on the same terms and conditions as are currently in effect; provided that Mr. Ekert acknowledges that Travelport may take steps to prepare for the Transition Date, including (without limitation): (a) modifying or reducing his duties and responsibilities; and (b) and recruiting, hiring and/or entering into a contract of employment with a new Chief Commercial Officer to fill his current position(s) on, before or after the Transition Date, and that such actions shall not constitute a Constructive Termination for purposes of the 2011 Agreement, the LTIP Award Agreement, the LTMIP Award Agreement or any other arrangement, or otherwise breach any agreement or create or trigger additional rights and benefits for him under any other arrangement.

3.            Transition Date.

(a)          The Parties agree that January 1, 2016 shall be Mr. Ekert’s last day of employment with Travelport and his service as Executive Vice President and Chief Commercial Officer shall end on the Transition Date. Effective as of the Transition Date, Mr. Ekert shall resign, and shall be automatically be deemed to have resigned from, all positions he holds as an officer, director, benefit plan trustee or otherwise with respect to Travelport and their subsidiaries and affiliates, and shall execute the officer resignation letter attached as Annex B to this Agreement.

(b)          Except as expressly described in Sections 4(b) and 4(c)(vi) below, any further vesting for Mr. Ekert under the LTIP Award Agreement and the LTMIP Award Agreement shall immediately terminate upon the Transition Date, without further compensation due. Mr. Ekert’s Other Awards shall be subject to the terms and conditions otherwise applicable to such Other Awards. For clarity, any compensation, equity or incentive award that will vest or become payable on or following January 1, 2016 as expressly described in this Agreement (including without limitation under Section 4(b) below) shall not terminate upon Mr. Ekert’s termination of employment so that it may vest or become payable in accordance with the terms of this Agreement.

4.             Remuneration In Connection With Transition. The Parties acknowledge that in connection with Mr. Ekert’s transition of employment with Travelport, he shall be entitled to (or eligible for, as the case may be) the following:

(a)          Base Salary through the Transition Date; reimbursement of unreimbursed business expenses pursuant to Travelport policy; and employee benefits pursuant to employee benefit plans of Travelport through the Transition Date; and

(b)          Payment of the final installment, pursuant to the 2013 LTMIP Award Agreement, of two hundred twenty five thousand dollars and no cents ($225,000), to be paid in Travelport Worldwide Limited common stock.

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Kurt Ekert

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(c)          Subject to (i) Mr. Ekert not resigning (other than due to a Constructive Termination, as defined in Section 7(c) of the 2011 Agreement and as modified above in Section 2) his employment with the Company on or before the Transition Date or being terminated for Cause (as defined in the 2011 Agreement) on or before the Transition Date, (ii) Mr. Ekert executing the general release of claims attached hereto as Annex A within 21 days after the Transition Date (the “Release”), (iii) Section 6 hereof, and (iv) Mr. Ekert’s continued compliance with Sections 8 and 9 of the 2011 Agreement; Section 5 of the LTIP Award Agreement; Section 4 of the LTMIP Agreement, and any other duly-binding post-employment restrictive covenants entered into between Travelport and its subsidiaries and affiliates and Mr. Ekert (collectively, the “Restrictive Covenants”), the Parties agree, for the avoidance of doubt, that Mr, Ekert is entitled to the following payments pursuant to the previously-existing agreements between Mr, Ekert and Travelport:

(i)	Pursuant to Section 7(c)(iii)(C)(x) of the 2011 Agreement, two (2) times Mr. Ekert’s Base Annual Salary, which is currently five hundred fifty thousand dollars and no cents ($550,000.00), plus, pursuant to Section 7(c)(iii)(C)(z) of the 2011 Agreement, the pro-rata Annual Bonus at Target (i.e. one thousand five hundred six dollars and eighty-give cents ($1,506.85)), for a total of one million one hundred one thousand five hundred six dollars and eighty-five cents ($1,101,506.85), to be paid following the Effective Date of the Release, but in no case later than sixty (60) days after the Transition Date;

(ii)	Pursuant to Section 7(c)(iii)(B) of the 2011 Agreement, Mr. Ekert remains eligible for his bonus for calendar year 2015 at the same level as paid to active Executive Vice Presidents, to be paid at the same time as active employees are paid their bonus (if any) for 2015 (but in no case later than March 15, 2016);

(iii)	Pursuant to Section 7(c)(iii)(C)(y) of the 2011 Agreement, continued participation for Mr. Ekert and his dependents under any health, medical, dental and vision care plans offered by the Company for twelve (12) months following the Transition Date at the active U.S. employee rates; provided, that in the event that Mr. Ekert is eligible for another employer’s group health plan coverage prior to the end of this period, the Company shall not be responsible for any further payments; provided, further, that Travelport may, in its sole discretion, provide Mr. Ekert with a lump sum payment in lieu of providing a subsidy under this paragraph (which, for clarity, shall not impact Mr. Ekert’s ability continue participation in the Company’s health, medical, dental and vision care plans pursuant to the Consolidated Omnibus Budget Reconcilation Act, commonly known as “COBRA”). To the extent that these benefits are taxable to Mr. Ekert under Section 105(h) of the Internal Revenue Code or is subject to any taxation or penalties under law, the Company will provide a gross-up to Mr. Ekert to cover any taxes or other penalties due from Mr. Ekert on such benefits;

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(iv)	Pursuant to Section 7(c)(iii)(C)(y) of the 2011 Agreement, continuation of Mr. Ekert’s financial planning and tax preparation allowance of $1,250 per month, for twelve (12) months (or one lump sum payment in lieu of such benefit, as determined by the Company) following the Transition Date;

(v)	Pursuant to Section 7(c)(iii)(C)(y) of the 2011 Agreement, outplacement, as described in the materials that will be provided to Mr. Ekert separately; and

(vi)	Pursuant to the LTIP Award Agreement: (x) accelerated vesting of eight thousand seventy-one (8,071) RSUs, prior to net settlement for required withholding taxes, on the Transition Date pursuant to Section 3.1(b)(ii) of the LTIP Award Agreement; (y) accelerated vesting of twenty thousand one hundred seventy-six (20,176) Stock Options on the Transition Date pursuant to Section 3.3(b)(ii) of the LTIP Award Agreement; and (z) continued eligibility for vesting of thirty-nine thousand two hundred fourteen (39,214) PSUs (at Target, with the potential to vest at Stretch), subject to net settlement for required withholding taxes, eligible for vesting on October 15, 2017, with the actual number of PSUs vesting on that date subject to Travelport’s actual performance through the performance period, as detailed in Section 3.2(c)(ii) of the LTIP Award Agreement.

5.             Representations. Mr. Ekert represents and agrees that, except for any concerns which he has previously identified to Travelport, he is not aware of any violations of any laws, rules or regulations with respect to any accounting, financial, reporting, regulatory or any other others at Travelport or its affiliates by any of their respective officers, directors, employees, agents or any other person providing services to them. Mr. Ekert hereby reaffirms that he is bound by the Restrictive Covenants and that he will continue to comply with them after the Effective Date. Travelport represents that, as of the date hereof, to the knowledge of the Company’s President and Chief Executive Officer and Executive Vice President - Capability and Performance are not aware of any conduct by Mr. Ekert that would constitute Cause under the 2011 Agreement.

6.             Miscellaneous.

(a)          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

(b)          Entire Agreement/Amendments. Except as expressly set forth in this Agreement, this Agreement (along with the agreements incorporated herein) contains the entire understanding of the parties with respect to the employment of Executive by Travelport. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

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(c)          No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d)          Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(e)          Assignment. This Agreement, and all of Mr. Ekert’s rights and duties hereunder, shall not be assignable or delegable by Mr. Ekert (except in the case of Mr. Ekert’s death prior to Mr. Ekert receiving all of the benefits under this Agreement which shall be paid to his estate or beneficiaries as provided in applicable law). Any purported assignment or delegation by Mr. Ekert in violation of the foregoing shall be null and void ab initio and of no force and effect. This Agreement may be assigned by Travelport to a person or entity which is an affiliate or a successor in interest to substantially all of the business operations of Travelport. Upon such assignment, the rights and obligations of Travelport hereunder shall become the rights and obligations of such affiliate or successor person or entity.

(f)          Set Off; No Mitigation. Travelport’s obligation to pay Mr. Ekert the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim or recoupment of amounts owed by Mr. Ekert to Travelport or its affiliates. Mr. Ekert shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment.

(g)          Compliance with IRC Section 409A. Notwithstanding anything herein to the contrary, (i) since at the time of Mr. Ekert’s separation of employment with Travelport Mr. Ekert will be a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then Travelport will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Mr. Ekert) until the date that is six months following Mr. Ekert’s separation of employment with Travelport (or the earliest date as is permitted under Section 409A of the Code) and (ii) if any other payments of money or other benefits due to Mr. Ekert hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Board, that does not cause such an accelerated or additional tax. Travelport shall consult with Mr. Ekert in good faith regarding the implementation of the provisions of this Section 6(g); provided that neither Travelport nor any of its employees or representatives shall have any liability to Mr. Ekert with respect to thereto.

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(h)          Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

(i)          Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to Travelport, addressed to:

Travelport Worldwide Limited
6 Campus Drive

1st Floor, South Side
Parsippany, NJ 07054
Attention: Terry Conley, Executive Vice President – Capability and Performance

With a copy to:

Travelport Worldwide Limited

Axis One, Axis Park

10 Hurricane Way

Langley, Berkshire, England SL3 8AG

Attention: Thomas J. Murphy, Executive Vice President and General Counsel

If to Mr. Ekert, to the address listed in Travelport’s records.

(j)          Prior Agreements. Except as expressly set forth herein, this Agreement supersedes all prior agreements and understandings (including verbal agreements) between Mr. Ekert and Travelport and/or its affiliates regarding the post-separation terms and conditions of Mr. Ekert’s employment with Travelport and/or its affiliates including, without limitation, the 2011 Agreement, the LTIP Award Agreement, and the LTMIP Award Agreement (collectively, the ‘‘Prior Agreements”). Except as incorporated herein, the Prior Agreements shall terminate upon the Transition Date; provided, however, that the Other Awards shall continue in accordance with their terms (including, if applicable, termination upon the Transition Date). For clarity, this Agreement does not amend or supersede any Agreements between TDS Investor (Cayman) L.P and Mr. Ekert concerning his Class A-2 Interests in TDS Investor (Cayman) L.P., which continue to be bound by the definitive documentation regarding such Class A-2 Interests.

(k)          Cooperation. Mr. Ekert shall provide his reasonable cooperation in connection with any action or proceeding (or any appeal from any action or proceeding) which relates to events occurring during Mr. Ekert’s employment with Travelport. Travelport will reimburse Mr. Ekert for reasonable expenses reasonably incurred in connection with Mr. Ekert’s compliance with this Section 6(k). This provision shall survive any termination of this Agreement.

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Kurt Ekert

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(l)          Withholding Taxes. Travelport may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation, as well as make any deductions pursuant to Mr. Ekert’s election to the extent consistent with applicable law. With respect to any RSUs and/or PSUs that vest pursuant to the Section 4(d)(vi), Mr. Ekert shall be entitled to satisfy any federal, state or local tax withholding obligations by authorizing Travelport to withhold such number of Shares (as defined in the LTIP Award Agreement) otherwise issuable or deliverable to the Employee as a result of the vesting of such RSUs and/or PSUs; provided that Mr. Ekert shall only be so authorized to the extent that similarly situated executive employees are entitled to do the same; provided, further, that in any event, no Shares shall be withheld with a value exceeding the minimum amount of tax required by law to be withheld.

(m)          Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(n)          Amendment. This Agreement shall not be amended except with the express written consent of each of the Parties.

(o)          Arbitration. Except as otherwise provided in Section 11 of the 2011 Agreement, which is hereby incorporated and which shall also apply with respect to, any controversy, dispute, or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope, and enforceability of this Section 6(o), may at the election of any party, be solely and finally settled by arbitration conducted in New York, New York, by and in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, or any successor organization and with the Expedited Procedures thereof (collectively, the “Rules”). Each of the patties hereto agrees that such arbitration shall be conducted by a single arbitrator selected in accordance with the Rules; provided that such arbitrator shall be experienced in deciding cases concerning the matter which is the subject of the dispute. Any of the parties may demand arbitration by written notice to the other and to the Arbitrator set forth in this Section 6(o) (“Demand for Arbitration”). Each of the parties agrees that if possible, the award shall be made in writing no more than 30 days following the end of the proceeding. Any award rendered by the arbitrator(s) shall be final and binding and judgment may be entered on it in any court of competent jurisdiction. Each of the parties hereto agrees to treat as confidential the results of any arbitration (including, without limitation, any findings of fact and/or law made by the arbitrator) and not to disclose such results to any unauthorized person. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable. In the event of any arbitration with regard to this Agreement, each party shall pay its own legal fees and expenses, provided, however, that the parties agree to share the cost of the Arbitrator’s fees.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

TRAVELPORT, L.P.

By Travelport Holdings, LLC, its general partner

By:	/s/ Terry Conley

Print Name:	Terry Conley

Title:	EVP

TRAVELPORT WORLDWIDE LIMITED

By:	/s/ Terry Conley

Print Name:	Terry Conley

Title:	EVP

EXECUTIVE

/s/ Kurt Ekert
KURT EKERT

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ANNEX A

AGREEMENT AND GENERAL RELEASE

Travelport Worldwide Limited (“Travelport”) and Travelport, LP (collectively, the “Company”) and Kurt Ekert (hereinafter collectively with his heirs, executors, administrators, successors and assigns, “EXECUTIVE”), mutually desire to enter into this Agreement and General Release (“Agreement” or “Agreement and General Release”) and agree that:

The EXECUTIVE and the Company are parties to that certain Transition and Separation Agreement (the “Transition Agreement”), dated as of October 23, 2015; and

The terms of this Agreement are the products of mutual negotiation and compromise between EXECUTIVE and the Company; and

The meaning, effect and terms of this Agreement have been fully explained to EXECUTIVE; and

EXECUTIVE is hereby advised, in writing, by the Company that he should consult with an attorney prior to executing this Agreement; and

EXECUTIVE is being afforded twenty-one (21) days from the date of this Agreement to consider the meaning and effect of this Agreement; and

EXECUTIVE understands that he may revoke the general release contained in paragraph 3 of this Agreement (the “General Release”) for a period of seven (7) calendar days following the day he executes this Agreement and the General Release shall not become effective or enforceable until the revocation period has expired, and no revocation has occurred. Any revocation within this period must be submitted, in writing, to Terry Conley, the Company’s Executive Vice President of Capability and Performance, and state, “I hereby revoke my acceptance of the General Release.” Said revocation must be personally delivered to Mr. Conley within seven (7) calendar days of the execution of this Agreement, or mailed to Mr. Conley and postmarked within seven (7) calendar days of execution of this Agreement. In the event of a revocation of the General Release, the remainder of this Agreement shall remain in full force and effect; and

EXECUTIVE has carefully considered other alternatives to executing this Agreement and General Release.

THEREFORE, EXECUTIVE and the Company, for the full and sufficient consideration set forth below, agree as follows:

1.            EXECUTIVE’s employment shall end effective on January 1, 2016 (the “Last Day of Employment”). Following his Last Day of Employment, other than as set forth below, EXECUTIVE shall not be eligible for any other payments from the Company.

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2.            In full satisfaction of the Company’s obligations under the Transition Agreement, as well as Section 7(c)(iii) of the 2011 Agreement, the Company agrees to provide EXECUTIVE with the benefits set forth in the Transition Agreement, which are subject to EXECUTIVE’s continued compliance with the Restrictive Covenants (as defined in the Transition Agreement). EXECUTIVE understands and agrees that he would not receive the benefits in the Transition Agreement, except for his execution of this Agreement and the fulfillment of the promises contained herein, and that such consideration is greater than any amount to which he would otherwise be entitled as an employee of the Company.

3.            Except as otherwise expressly provided by this Agreement or the right to enforce the terms of this Agreement, EXECUTIVE, of his own free will knowingly and voluntarily releases and forever discharges the Company, their current and former parents, and their shareholders, affiliates (including without limitation Orbitz Worldwide, Inc. and its subsidiaries), subsidiaries, divisions, predecessors, successors and assigns and the employees, officers, directors, advisors and agents thereof (collectively referred to throughout this Agreement as the “Released Parties”, or a “Released Party”) from any and all actions or causes of action, suits, claims, charges, complaints, promises demands and contracts (whether oral or written, express or implied from any source), or any nature whatsoever, known or unknown, suspected or unsuspected, which against the Released Parties EXECUTIVE or EXECUTIVE’s heirs, executors, administrators, successors or assigns ever had, now have or hereafter can shall or may have by reason of any matter, cause or thing whatsoever arising any time prior to the time EXECUTIVE executes this Agreement, including, but not limited to:

(a)          any and all matters arising out of EXECUTIVE’s employment by the Company or any of the Released Parties and the separation of that employment, and that includes but is not limited to any claims for salary, allegedly unpaid wages, bonuses, commissions, retention pay, severance pay, vacation pay, or any alleged violation of the National Labor Relations Act, any claims for discrimination of any kind under the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, any claims under the Employee Retirement Income Security Act of 1974 (except for benefits that are or become vested on or prior to the Last Day of Employment, which are not affected by this Agreement, including without limitation any benefits under the Travelport Employee Savings Plan (a/k/a the 401(k) Plan) and the Travelport Americas, LLC Savings Restoration Plan, which the Company acknowledges are fully vested and which shall be paid in accordance with their respective terms and EXECUTIVE’s applicable payment elections), the Americans With Disabilities Act of 1990, the Fair Labor Standards Act (to the extent such claims can be released), the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Federal Family and Medical Leave Act (to the extent such claims can be released); and

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(b)          any other federal, state or local civil or human rights law, or any other alleged violation of any local, state or federal law, regulation or ordinance, and/or public policy, implied or expressed contract, fraud, negligence, estoppel, defamation, infliction of emotional distress or other tort or common-law claim having any bearing whatsoever on the terms and conditions and/or separation of his employment with the Company including, but not limited to, any statutes or claims providing for the award of costs, fees, or other expenses, including reasonable attorneys’ fees, incurred in these matters.

Notwithstanding the foregoing release of claims in this paragraph of this Agreement:

(c)          Nothing in the release of claims in this paragraph shall be deemed to be a waiver or forfeiture of EXECUTIVE’s equity granted or purchased pursuant to the Other Award Agreements (as defined in the Transition Agreement).

(d)          EXECUTIVE has a right to indemnification and advancement from and by the Company, to the extent in existence as of the date hereof pursuant to the Company’s by-laws and the Indemnification Agreements dated December 16, 2011 between Mr. Ekert and each of Travelport Limited, Travelport Holdings Limited, TDS Investor (Cayman) GP Ltd., Travelport Worldwide Limited and Travelport Intermediate Limited, and such right to indemnification and advancement shall survive the separation of his employment in accordance with such by-laws, agreements and applicable law.

(e)          The Company represents that it had Directors & Officers (“D&O”) insurance coverage, including “tail coverage”, during EXECUTIVE’s employment with the Company, and while he served as an officer for Travelport Worldwide Limited and its subsidiaries, EXECUTIVE was covered under such D&O coverage for the period he served as an officer. EXECUTIVE shall continue to be entitled to the benefits of such coverage with respect to his services performed through the Last Day of Employment, subject to the applicable terms of the applicable policies. The D&O coverage provided by the Company will continue after the termination of EXECUTIVE’s employment and status as an officer, and the Company presently intends to continue such coverage indefinitely at existing levels.

4.            EXECUTIVE also acknowledges that he does not have any current charge, claim or lawsuit against one or more of the Released Parties pending before any local, state or federal agency or court regarding his employment and his separation from employment. EXECUTIVE understands that nothing in this Agreement prevents him from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or any other federal, state or local agency charged with the enforcement of any employment or labor laws, although by signing this Agreement EXECUTIVE is giving up any right to monetary recovery that is based on any of the claims he has released. EXECUTIVE also understands that if he files such a charge or complaint, he has, as part of this Agreement, waived the right to receive any remuneration beyond what EXECUTIVE has received in this Agreement. EXECUTIVE shall not seek or be entitled to any personal recovery, in any action or proceeding that may be commenced on EXECUTIVE’s behalf in any way arising out of or relating to the matters released under this Agreement.

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5.            EXECUTIVE represents that he has not and agrees that he will not in any way disparage the Company or any Released Party, their current and former officers, directors and employees, or make or solicit any comments, statements, or the like to the media or to others that may be considered to be derogatory or detrimental to the good name or business reputation of any of the aforementioned parties or entities. Following the full execution of and the effective date of this Agreement, the Company will direct the then-current members of the Travelport Senior Leadership Team (the “SLT”) not to disparage EXECUTIVE; provided, however, that the Company’s obligation under this paragraph shall not be ongoing and will be fulfilled once the Company directs the SLT not to disparage EXECUTIVE.

6.          EXECUTIVE understands that if this Agreement were not signed, he would have the right to voluntarily assist other individuals or entities in bringing claims against Released Parties. EXECUTIVE hereby waives that right and agrees that he will not provide any such assistance other than assistance in an investigation or proceeding conducted by the United States Equal Employment Opportunity Commission or other federal, state or local agency, or pursuant to a valid subpoena or court order. EXECUTIVE agrees that if such a request for assistance if by any agency of the federal, state or local government, or pursuant to a valid subpoena or court order, he shall advise the Company in writing of such a request no later than three (3) days after receipt of such request.

7.            EXECUTIVE acknowledges and confirms that he has returned all Company property to the Company, including his identification card, and computer hardware and software, all paper or computer based files, business documents, and/or other records as well as all copies thereof, credit cards, keys and any other Company supplies or equipment in his possession. Finally, any amounts owed to the Company have been paid.

8.            This Agreement is made in the State of New York and shall be interpreted under the laws of said State. Its language shall be construed as a whole, according to its fair meaning, and not strictly for or against either party. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, including the General Release (as defined herein), such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. However, if as a result of any action initiated by EXECUTIVE, any portion of the General Release (as defined herein) were ruled to be unenforceable for any reason, EXECUTIVE shall return consideration equal to the post-employment payments and benefits provided to EXECUTIVE under the Transition Agreement.

9.            EXECUTIVE agrees that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by the Company of any liability or unlawful conduct of any kind, all of which the Company denies.

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10.          This Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement.

11.          This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any prior agreements or understandings between the parties other than the Transition Agreement and the Other Award Agreements (including without limitation the Restrictive Covenants (as defined in the Transition Agreement); which agreements shall continue to apply in accordance with their respective terms, except to the extent otherwise specifically provided herein.

12.          Subject to applicable law, EXECUTIVE agrees to cooperate with and, consistent with his other employment obligations, to make himself reasonably available to Travelport Worldwide Limited and its General Counsel, the Company may reasonably request, to assist it in any matter regarding Travelport or its affiliates, subsidiaries, and predecessors, including giving truthful testimony in any potential or filed litigation, arbitration, mediation or similar proceeding litigation involving Travelport and its affiliates, subsidiaries, and their predecessors, over which EXECUTIVE has knowledge or information. The Company will reimburse EXECUTIVE for any and all reasonable expenses reasonably incurred in connection with EXECUTIVE’s compliance with this paragraph.

13.          In consideration for the benefits provided in the Transition Agreement, EXECUTIVE warrants and affirms to Travelport that he has at all times conducted himself as a fiduciary of, and with sole regard to that which is in best interests of, Travelport and its affiliates and their predecessors. He affirms that in conducting business for Travelport and its affiliates and their predecessors, he has done so free from the influence of any conflicting personal or professional interests, without favor for or regard of personal considerations, and that he has not in any material respect violated the Travelport Code of Business Conduct & Ethics (“Travelport Code”). Toward that end, EXECUTIVE understands that this affirmation is a material provision of this Agreement, and, should the Company determine that EXECUTIVE has engaged in business practices inconsistent with the affirmation set forth herein then EXECUTIVE agrees that he shall have committed a material breach of this Agreement, and the post-employment payments and benefits provided to EXECUTIVE under the Transition Agreement shall not have been earned. In that case, EXECUTIVE shall be liable for the return of consideration equal to such payments and benefits.

THE PARTIES HAVE READ AND FULLY CONSIDERED THIS AGREEMENT AND GENERAL RELEASE AND ARE MUTUALLY DESIROUS OF ENTERING INTO SUCH AGREEMENT AND GENERAL RELEASE. EXECUTIVE UNDERSTANDS THAT THIS DOCUMENT SETTLES, BARS AND WAIVES ANY AND ALL CLAIMS HE HAD OR MIGHT HAVE AGAINST THE COMPANY; AND HE ACKNOWLEDGES THAT HE IS NOT RELYING ON ANY OTHER REPRESENTATIONS, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT. HAVING ELECTED TO EXECUTE THIS AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH IN PARAGRAPH 2 ABOVE, EXECUTIVE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT AND GENERAL RELEASE. IF THIS DOCUMENT IS RETURNED EARLIER THAN 21 DAYS FROM THE LAST DATE OF EMPLOYMENT, THEN EXECUTIVE ADDITIONALLY ACKNOWLEDGES AND WARRANTS THAT HE HAS VOLUNTARILY AND KNOWINGLY WAIVED THE 21 DAY REVIEW PERIOD, AND THIS DECISION TO ACCEPT A SHORTENED PERIOD OF TIME IS NOT INDUCED BY THE COMPANY THROUGH FRAUD, MISREPRESENTATION, A THREAT TO WITHDRAW OR ALTER THE OFFER PRIOR TO THE EXPIRATION OF THE 21 DAYS, OR BY PROVIDING DIFFERENT TERMS TO EMPLOYEES WHO SIGN RELEASES PRIOR TO THE EXPIRATION OF SUCH TIME PERIOD.

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AGREEMENT AND GENERAL RELEASE

Kurt Ekert

October 23, 2015

THEREFORE, the parties to this Agreement and General Release now voluntarily and knowingly execute this Agreement.

EXECUTIVE

Kurt Ekert

Signed and sworn before me
this __ day of _________, ___________

Notary Public

TRAVELPORT WORLDWIDE LIMITED

By:
Name:
Title:

Signed and sworn before me
this __ day of _________, ___________

Notary Public

TRAVELPORT, LP

By Travelport Holdings, LLC, as general partner

By:
Name:
Title:

Signed and sworn before me
this __ day of _________, ___________

Notary Public

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AGREEMENT AND GENERAL RELEASE

Kurt Ekert

October 23, 2015

ANNEX B

To the Boards of Directors of
TDS Investor (Cayman) L.P. and Travelport Worldwide Limited
6 Campus Drive
1st Floor
Parsippany, New Jersey 07054

In connection with my employment within the Travelport group of companies which, for the avoidance of doubt means TDS Investor (Cayman) L.P., Travelport Worldwide Limited and/or their affiliates and subsidiaries (“Travelport Group”) and my appointment as director, officer, and/or any other position of responsibility requiring notification to a public registrar, or regulatory or governing body (“Executive Appointments”).

I hereby resign from all and any Executive Appointments (as described above) pertaining to my employment with the Travelport Group with effect on my Last Day of Employment with the Travelport Group, i.e. January 1, 2016.

Sincerely,

Kurt Ekert

Date:

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